Exhibit 10.4

KSB BANCORP, INC.

1993 INCENTIVE STOCK OPTION PLAN

1. PURPOSE.

The purpose of KSB Bancorp, Inc. (the “Company”) 1993 Incentive Stock Option Plan (the “Plan”) is to advance the interests of the Company and its shareholders by providing key employees of the Company and its affiliates, including Kingfield Savings Bank (the “Bank”), upon whose judgment, initiative and efforts the successful conduct of the business of the Company and its affiliates largely depends, with an additional incentive to perform in a superior manner as well as to attract people of experience and ability.

2. DEFINITIONS.

(a)	“Board of Directors” means the Board of Directors of the Company.

(b)	“Affiliate” means (i) a member of a controlled group of corporations of which the Company is a member or (ii) an unincorporated trade or business which is under common control with the Company as determined in accordance with Section 414(c) of the Internal Revenue Code (the “Code”) and the regulations issued thereunder. For purposes hereof, a “controlled group of corporations” shall mean a controlled group of corporations as defined in Section 1563(a) of the Code determined without regards to Section 1563(a)(4) and (e)(3)(C).

(c)	“Award” means a grant of Non-statutory Stock Options or Incentive Stock Options.

(d)	“Committee” means a Committee designated by the Board of Directors consisting of only Outside Directors all of whom are “disinterested directors” as such term is defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, as promulgated by the Securities and Exchange Commission.

(e)	“Plan Year or Years” means a calendar year or years commencing on or after December 31, 1992.

(f)	“Date of Grant” means the actual date on which an Award is granted by the Committee.

(g)	“Common Stock” means the Common Stock of the Company, par value, $.01 per share.

(h)	“Fair market Value” means, when used in connection with the Common Stock on a certain date, the reported closing, or last sale, price, or the average of the closing bid and ask price, of the Common Stock as reported by the National Association of Securities Dealers Automated Quotation System (as published by the Wall Street Journal, if published) on that date, or if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded thereon.

(i)	“Disability” means disability as defined in the Bank’s Retirement Plan.

(j)	“Termination for Cause” means termination because of a material loss to the Company or one of its affiliates caused by the Participant’s personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or the willful violation of any law, rule or regulation or final cease-and-desist order.

(k)	“Participant” means an employee of the Company or its affiliates chosen by the Committee to participate in the Plan.

(l)	“Change in Control” of the Holding Company means a Change in Control of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”); or (ii) results in a Change in Control of the Bank or the Company within the meaning of the Change In Bank Control Act and the Rules and Regulations promulgated by the Federal Reserve Board, as in effect on the effective date of this Plan; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any “person” (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner”(as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Company representing 20% or more of the Bank’s or the Company’s outstanding securities ordinarily having the right to vote at the election of directors except for any securities of the Bank purchased by the Company in connection with the conversion of the Bank to the stock form and any securities purchased by the Company’s employee stock benefit plans; or (b) individuals who constitute the Board on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company’s shareholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a plan of reorganization, a merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction in which the Bank or Company is not the surviving institution occurs.

(m)	“Normal Retirement” means retirement at age 65.

3. ADMINISTRATION.

The Plan shall be administered by the Committee. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it sees necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it sees as necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants in the Plan and on their legal representatives and beneficiaries.

4. TYPES OF AWARDS.

Awards under the Plan may be granted in any one or a combination of:

(a) Incentive Stock Options; and

(b) Non-statutory Stock Options.

as defined below in paragraphs 7-8 of the Plan.

5. STOCK SUBJECT TO THE PLAN.

Subject to adjustment as provided in Section 13, the number of shares reserved for issuance under the Plan is twenty-five thousand, three hundred seventy-five (25,375’” shares of Common Stock of the Company, par value $.01 per share. These shares of Common Stock may be either authorized but unissued shares or shares previously issued and reacquired by the Company. To the extent that options or rights granted under the Plan are exercised, the shares covered will be unavailable for future grants under the Plan; to the extent that options expire or are cancelled without having been exercised, the shares subject to such options shall return to the pool of shares reserved for issuance under the Plan.

6. ELIGIBILITY.

Officers and other employees of the Company or its affiliates who are employed on a full time basis shall be eligible to receive Incentive Stock Options or Non-statutory Stock Options under the Plan. Directors who are not employees or officers of the Company or its affiliates shall not be eligible to receive Awards under the Plan.

7. NON-STATUTORY STOCK OPTIONS.

7.1 Grant of Non-statutory Stock Options.

The Committee may, from time to time, grant Non-statutory Stock Options to eligible employees and, upon such terms and conditions as the Committee may determine, grant Non-statutory options in exchange for and upon surrender of previously granted Awards under this Plan. Non-statutory Stock Options granted under this Plan are subject to the following terms and conditions:

(a)	Price. The purchase price per share of Common Stock deliverable upon the exercise of each Non-statutory Stock Option shall be 100% of the Fair Market Value of the Company’s Common Stock on the date the option is granted. Shares may be purchased only upon full payment of the purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock of the Company at the Fair Market Value of such shares determined in the manner described in Section 2(h).

(b)	Terms of Options. The term during which each Non-statutory Stock Option may be exercised shall be determined by the Committee, but in no event shall a Non-statutory Stock Option be exercisable in whole or in part more than 10 years and one day from the Date of Grant. The Committee shall determine the date on which each Non-statutory Stock Option shall become exercisable and may provide that a Non-statutory Stock Option shall be exercisable in installments. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable. The Committee may, in its sole discretion, accelerate the time at which any Non-statutory Stock Option may be exercised in whole or in part. Notwithstanding the above, in the event of a Change in Control of the Company, all Non-statutory Stock Options shall become immediately exercisable. No Incentive Stock Option granted under this Plan is transferable except by will or the laws of descent and distribution and is exercisable in his lifetime only by the employee to whom it is granted.

(c)	Termination of Employment. Upon the termination of an employee’s full time service for any reason other than Disability, Normal Retirement, a change in control as defined in Section 2(1), death or Termination for Cause, his Non-statutory Stock Options shall be exercisable only as to those shares which were immediately purchasable by him at the date of termination and only for a period of three months following termination. In the event of Termination for Cause, all rights under his Non-statutory Stock Options shall expire upon termination. In the event of the death, Disability or Normal Retirement of any employee or a change in control as defined in Section 2(1), all Non-statutory Stock Options held by the employee, whether or not exercisable at such time, shall be exercisable by the employee or his legal representatives or beneficiaries for one year following the date of his death, disability, normal retirement or the date of any termination (except for cause) following a change in control provided that in no event shall the period extend beyond the expiration of the Non-statutory Stock Option term. The Committee may extend the time period to exercise any Non-statutory Stock Option.

8. INCENTIVE STOCK OPTIONS.

8.1 Grant of Incentive Stock Options.

The Committee may, from time to time, grant Incentive Stock Options to eligible employees. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

(a)	Price. The purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Company’s Common Stock on the date the Incentive Stock Option is granted. However, if an employee owns stock possessing more than 10% of the total combined voting power of all classes of Common Stock of the Company, the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Company’s Common Stock on the date the Incentive Stock Option is granted. Shares may be purchased only upon payment of the full purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock of the Company at the Fair Market Value of such shares determined in the manner described in Section 2(h).

(b)	Amounts of Options. Incentive Stock Options may be granted to any eligible employee in such amounts as determined by the Committee: provided that the amount granted is consistent with the terms of Section 422A of the Code. In the case of an option intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the Participant during any calendar year (under all plans of the Participant’s employer corporation and its parent and subsidiary corporations) shall not exceed $100,000. The provisions of this Section 8.1(b) shall be construed and applied in accordance with Section 422A(d) of the Code and the regulations, if any, promulgated thereunder.

(c)	Terms of Options. The term during which each Incentive Stock Option may be exercised shall be determined by the Committee, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. If any employee, at the time an Incentive Stock Option is granted to him, owns Common Stock representing more than 10% of the total combined voting power of the Company (or, under Section 425(d) of the Code, is deemed to own Common Stock representing more than 10% of the total combined voting power of all such classes of Common Stock, by reason of the ownership of such classes of Common Stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such employee, or by or for any corporation, partnership, estate or trust of which such employee is a shareholder, partner or beneficiary), the Incentive Stock Option granted to him shall not be exercisable after the expiration of five years from the Date of Grant. No Incentive Stock Option granted under this Plan is transferable except by will or the laws of descent and distribution and is exercisable in his lifetime only by the employee to whom it is granted.

The Committee shall determine the date on which each Incentive Stock Option shall become exercisable and may provide that an Incentive Stock Option shall become exercisable in installments. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable, provided that the amount able to be first exercised in a given year is consistent with the terms of Section 422A of the Code. The Committee may, in its sole discretion, accelerate the time at which any Incentive Stock Option may be exercised in whole or in part, provided that it is consistent with the terms of Section 422A of the Code. Notwithstanding the above, in the event of a Change in Control of the Company, all Incentive Stock Options shall become immediately exercisable.

(d)	Termination of Employment. Upon the termination of an employee’s full time service for any reason other than Disability, Normal Retirement, Change in Control, death or Termination for Cause, his Incentive Stock Options shall be exercisable only as to those shares which were immediately purchasable by him at the date of termination and only for a period of three months following termination. In the event of Termination for Cause all rights under his Incentive Stock Options shall expire upon termination.

In the event of death or Disability of any employee, all Incentive Stock Options held by such employee, whether or not exercisable at such time, shall be exercisable by the Participant or his legal representatives or beneficiaries for one year following the date of his death or cessation of employment due to Disability. Upon termination of an employee’s service due to Normal Retirement, or a Change in Control, all Incentive Stock Options held by such employee, whether or not exercisable at such time, shall be exercisable for a period of one year following the date of his cessation of employment, provided however, that such option shall not be eligible for treatment as an Incentive Stock Option in the event such option is exercised more than three months following the date of his cessation of employment. In no event shall the exercise period extend beyond the expiration of the Incentive Stock Option term. The Committee may extend the time period to exercise an Incentive Stock Option.

9. SURRENDER AND CANCELLATION OF OPTIONS.

With the written consent of the Company and an Optionee, an option previously granted may be cancelled, and new options may be granted to the Optionee or others in connection with the cancellation or at any time thereafter during the term of the Plan.

10. RIGHTS OF A SHAREHOLDER: NONTRANSFERABILITY.

An optionee shall have no rights as a shareholder with respect to any shares covered by a Non-statutory and/or Incentive Stock Option until the date of issuance of a stock certificate for such shares. Nothing in this Plan or in any Award granted confers on any person any right to continue in the employ of the Company or its affiliates or to continue to perform services for the Company or its affiliates or interferes in any way with the right of the Company or its affiliates to terminate his services as an officer or other employee at any time.

No Award under the Plan shall be transferable by the optionee other than by will or the laws of descent and distribution and may only be exercised during his lifetime by the optionee, or by a guardian or legal representative.

11. AGREEMENT WITH GRANTEES.

Each Award of Options will be evidenced by a written agreement, executed by the Participant and the Company or its affiliates which describes the conditions for receiving the Awards including the date of Award, the purchase price if any, applicable periods, and any other terms and conditions as may be required by the Board of Directors or applicable securities law.

12. DESIGNATION OF BENEFICIARY.

A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any stock option Award to which he would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If a Participant fails effectively to designate a beneficiary, then his estate will be deemed to be the beneficiary.

13. DILUTION AND OTHER ADJUSTMENTS.

In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Company, the number of shares subject to this Plan shall be proportionately adjusted and the Committee will make such adjustments to previously granted Awards, to prevent dilution or enlargement of the rights of the Participant, including any or all of the following:

(a)	adjustments in the aggregate number or kind of shares of Common Stock covered by Awards already made under the Plan; and

(b)	adjustments in the purchase price of outstanding Incentive and/or Non-statutory Stock Options.

No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award.

14. WITHHOLDING.

There may be deducted from each distribution of cash and/or Common Stock under the Plan the amount of tax required by any governmental authority to be withheld.

15. AMENDMENT OF THE PLAN.

The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect; provided however, that if desired to continue to qualify the Plan under the Securities and Exchange Commission Rule 16b-3, shareholder approval shall be required for any such modification or amendment which:

(a)	materially increases the maximum number of shares for which options may be granted under the Plan (subject, however, to the provisions of Section 13 hereof);

(b)	materially increase the benefits accruing to participants under the Plan; or

(d)	materially modifies the requirements as to eligibility for participation in the Plan.

Failure to ratify or approve amendments or modifications to subsections (a) through (d) of this Section by shareholders shall be effective only as to the specific amendment or modification requiring such ratification. Other provisions, sections, and subsections of this Plan will remain in full force and effect.

No such termination, modification or amendment may affect the rights of a Participant under an outstanding Award.

16. EFFECTIVE DATE OF PLAN.

The Plan shall become effective upon adoption by the Board of Directors of the Company, subject to shareholder approval. The Plan shall be presented to shareholders for approval for purposes of; (i) obtaining favorable treatment under Section 16(b) of the Securities Exchange Act of 1934; (ii) obtaining preferential tax treatment for Incentive Stock Options; and (iii) maintaining listing on the Nasdaq National Market. If such approval is not obtained, any option granted prior hereto shall be null and void and the Plan shall terminate.

17. TERMINATION OF THE PLAN.

The right to grant Awards under the Plan will terminate upon the earlier of ten (10) years after the Effective Date of the Plan or the issuance of Common Stock or the exercise of options or related rights equaling the maximum number of shares reserved under the Plan as set forth in Section 5. The Board of Directors has the right to suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect his rights under a previously granted Award.

18. APPLICABLE LAW.

The Plan will be administered in accordance with the laws of the State of Delaware.